      As filed with the Securities and Exchange Commission on April 7, 2000
                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WOMEN FIRST HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                            13-3919601
       (State or other jurisdiction               (I.R.S. Employer
     of incorporation or organization)           Identification No.)

                         12220 EL CAMINO REAL, SUITE 400
                               SAN DIEGO, CA 92130
                                 (858) 509-1171
          (Address of principal executive offices, including zip code, and telephone number)

      1999 NON-QUALIFIED STOCK OPTION PLAN OF WOMEN FIRST HEALTHCARE, INC.
                            (Full title of the plans)


                DAVID F. HALE                        Copies to:
     PRESIDENT AND CHIEF EXECUTIVE OFFICER     ROBERT E. BURWELL, ESQ.
         WOMEN FIRST HEALTHCARE, INC.            LATHAM & WATKINS
       12220 EL CAMINO REAL, SUITE 400       701 "B" STREET, SUITE 2100
         SAN DIEGO, CALIFORNIA 92130        SAN DIEGO, CALIFORNIA 92101
               (858) 509-1171                       (619) 236-1234
        (Name, address, including zip
         code, and telephone number,
             including area code,
            of agent for service)

                                       CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                         Amount        Proposed Maximum    Proposed Maximum     Amount of
         Title of Securities              to be         Offering Price    Aggregate Offering  Registration
          To be Registered             Registered          Per Share             Price             Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         250,000(1)(2)        $3.625(3)         $906,250(3)         $239.25
=============================================================================================================

(1)A maximum of 250,000 shares of Common Stock are reserved for issuance under the 1999 Non-Qualified Stock Option Plan (the "1999 Plan"). Of the 250,000 shares of Common Stock reserved for issuance under the 1999 Plan, no shares have been issued upon exercise of options. Accordingly, all of such shares are being registered hereunder.
(2)Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 1999 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company's outstanding shares of Common Stock.
(3)This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the registrant's common stock on April 6, 2000, as reported on the Nasdaq National Market, for shares issuable upon exercise of options not yet granted under the 1999 Plan. To date, no options have been granted under the 1999 Plan.

                                     PART I

ITEM 1. PLAN INFORMATION.

        Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Women First HealthCare, Inc., a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

        (a) The Annual Report on Form 10-K for the year ended December 31, 1999 filed pursuant to the Exchange Act on March 30, 2000; and

        (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 24, 1999, pursuant to Section 12(g) of the Exchange Act.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

        The Registrant's Fourth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action or suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which may require the Registrant, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 7, 2000.

                                    Women First HealthCare, Inc.

                                    By: /s/ DAVID F. HALE
                                       -------------------------------
                                        David F. Hale
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David F. Hale his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                            TITLE                           DATE
              ---------                            -----                           ----
/s/        EDWARD F. CALESA             Chairman of the Board and Director     April 7, 2000
------------------------------------
           Edward F. Calesa

/s/          DAVID F. HALE              President and Chief Executive          April 7, 2000
------------------------------------    Officer (Principal Executive
             David F. Hale              Officer)


/s/        DEBRA P. CRAWFORD            Vice President, Chief Financial        April 7, 2000
------------------------------------    Officer, Treasurer and Secretary
           Debra P. Crawford            (Principal Financial Officer and
                                        Principal Accounting Officer)


/s/       MEREDITH A. BROKAW            Director                               April 7, 2000
------------------------------------
          Meredith A. Brokaw


/s/         GARY V. PARLIN              Director                               April 7, 2000
------------------------------------
            Gary V. Parlin


/s/        RICHARD L. RUBIN             Director                               April 7, 2000
------------------------------------
           Richard L. Rubin


/s/           JOHN SIMON                Director                               April 7, 2000
------------------------------------
              John Simon

                                  EXHIBIT INDEX

EXHIBIT
-------
4.1           The 1999 Non-Qualified Stock Option Plan of Women First HealthCare,
              Inc. (incorporated by reference to the Company's Annual Report on
              Form 10-K for the year ended December 31, 1999 (File No. 000-26487)
              filed with the Commission on March 30, 2000).

5.1           Opinion of Latham & Watkins.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1          Power of Attorney (included on signature page hereto).